Microsemi Reports Fourth Quarter and Fiscal Year 2011 Results

ALISO VIEJO, Calif., Nov. 10, 2011 /PRNewswire/ -- Microsemi Corporation (Nasdaq: MSCC) today reported unaudited results for its fourth quarter and fiscal year 2011 ended Oct. 2, 2011.

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  Record Net Sales for Fourth Quarter of $227.3 Million, an Increase of 50.3 Percent Over Prior Year and 4.9 Percent Over Prior Quarter
  Record GAAP Gross Margin for Fourth Quarter of 57.1 Percent, an Increase of 800 Basis Points Over Prior Year
  Non-GAAP Operating Margin for Fourth Quarter of 26.3 Percent, an Increase of 420 Basis Points Over Prior Year
  Non-GAAP Diluted EPS for Fourth Quarter of $0.53, an Increase of 51.4 Percent Over Prior Year
  GAAP Operating Cash Flow for Fourth Quarter of $52.2 Million

Net sales for Microsemi's fourth quarter of 2011 achieved a record $227.3 million, up 50.3 percent from the fourth quarter of 2010 and up 4.9 percent from the third quarter of 2011. Net sales for fiscal year 2011 were a record $835.9 million, up 61.3 percent from fiscal year 2010.

Non-GAAP gross margin in the fourth quarter of 2011, which included only the effect of non-cash purchase accounting adjustments, was a record 57.3 percent, up 810 basis points from the fourth quarter of 2010 and up 20 basis points from the third quarter of 2011. For fiscal year 2011, non-GAAP gross margin was 56.1 percent, up 820 basis points from fiscal year 2010. Non-GAAP operating margin was 26.3 percent in the fourth quarter of 2011, up 420 basis points from the fourth quarter of 2010 and up 10 basis points from the third quarter of 2011. For fiscal year 2011, non-GAAP operating margin was 25.4 percent, an increase of 400 basis points from fiscal year 2010. Non-GAAP net income for the fourth quarter of 2011 was $45.6 million or $0.53 per diluted share compared to $28.8 million or $0.35 per diluted share for the fourth quarter of 2010 and $42.0 million or $0.49 per diluted share in the third quarter of 2011. For fiscal year 2011, non-GAAP net income was $157.1 million or $1.83 per diluted share compared to $92.8 million or $1.14 per diluted share in fiscal year 2010. For the fourth quarter and fiscal year 2011, the non-GAAP effective tax rate was 17.5 percent and 19.2 percent, respectively.

On a GAAP basis, gross margin in the fourth quarter of 2011 was 57.1 percent, up 800 basis points from the fourth quarter of 2010 and up 10 basis points from the third quarter of 2011. For fiscal year 2011, GAAP gross margin was 52.8 percent, up 490 basis points from fiscal year 2010. GAAP operating margin was 12.7 percent in the fourth quarter of 2011, up 150 basis points from the fourth quarter of 2010 and down 30 basis points from the third quarter of 2011. For fiscal year 2011, GAAP operating margin was 6.6 percent, a decrease of 420 basis points from fiscal year 2010. The decreases in operating margin reflect the impact of increased acquisition costs and non-cash amortization expense. GAAP net income for the fourth quarter of 2011 was $42.1 million or $0.49 per diluted share compared to net income of $6.6 million or $0.08 per diluted share for the fourth quarter of 2010 and net income of $30.6 million or $0.35 per diluted share in the third quarter of 2011. For fiscal year 2011, GAAP net income was $54.4 million or $0.63 per diluted share compared to $59.0 million or $0.72 per diluted share in fiscal year 2010. Adjustments to reconcile Microsemi's GAAP and non-GAAP results are further discussed below.

"Microsemi delivered another record revenue quarter with improved profitability in Q4," stated James J. Peterson, president and chief executive officer of Microsemi. "Over the course of our fiscal 2011 we grew our business, successfully integrated our acquisitions, and improved profitability. As we look to December, we expect the business will feel the effects of the devastating floods in Thailand and the uncertain macroeconomic conditions worldwide, but we are excited about what we have accomplished and where we are going. In 2012, we look forward to a resumption of growth in the March quarter, driving profitability of Zarlink in line with our long term targets, and surpassing the $1 billion sales mark, all while delivering strong cash flow and bottom line results."

Business Outlook

Microsemi expects that for the first quarter of fiscal year 2012, our net sales will increase to between $238 million and $246 million. On a non-GAAP basis, the company expects earnings per diluted share for the first quarter of fiscal year 2012 to be $0.38 to $0.42.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements to reflect subsequent events or circumstances. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Information for Fourth Quarter 2011 Earnings Conference Call and Webcast:

Date:	Thursday, Nov. 10, 2011
Time:	4:45 p.m. EST (1:45 p.m. PST)

To access the webcast, log on to www.microsemi.com, go to the Investors section and then to Events and Presentations. To listen to the live webcast, visit this website approximately 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, call (877) 264-1110 or (706) 634-1357 at approximately 4:35 p.m. EST (1:35 p.m. PST). Please provide the following ID Number: 22769763.

A telephonic replay will be available from 6 p.m. EST (3 p.m. PST) on Thursday, Nov. 10, 2011 through 11:59 p.m. EST (8:59 p.m. PST) on Thursday, Nov. 17. To access the replay, call: (855) 859-2056 or (404) 537-3406. Please enter the following ID Number: 22769763.

Non-GAAP Adjustments

Our GAAP results for the fourth quarter of fiscal year 2011 included $2.6 million in restructuring and other charges and $3.1 million in acquisition costs, as well as non-cash expenses of $17.6 million in amortization of acquired intangibles, $7.3 million in stock-based compensation, $2.0 million change in fair value of our debt and derivative instruments, $0.3 million in manufacturing profit in acquired inventory and their related tax effects. GAAP results are reconciled to non-GAAP results in the accompanying financial tables.

About Microsemi Corporation

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor solutions for: aerospace, defense and security; enterprise and communications; and industrial and alternative energy markets. Products include high-performance, high-reliability analog and RF devices, mixed-signal and RF integrated circuits, customizable SoCs, FPGAs, and complete subsystems. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,000 employees globally. Learn more at www.microsemi.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, its resumption of growth in the second fiscal quarter of 2012, its driving of profitability of Zarlink in line with Microsemi's long term targets, and its surpassing of the $1 billion sales mark, all while delivering strong cash flow and bottom line results, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; the effect of events such as natural disasters and related disruptions on our operations, including, without limitation, the impact of recent flooding in Thailand; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-K.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Aliso Viejo, Calif. (949) 380-6100.

(Financial Tables Follow)

MICROSEMI CORPORATION Selected GAAP and Non-GAAP Financial Measures (Unaudited, in thousands except for percentages and per share amounts)
	Quarter Ended			Fiscal Year Ended
	Oct. 2, 2011	July 3, 2011	Oct. 3, 2010	Oct. 2, 2011	Oct. 3, 2010

Net sales	$227,291	$216,722	$151,201	$835,854	$518,268

Selected GAAP Financial Measures
Gross profit	$129,875	$123,631	$74,170	$441,171	$248,211
Gross margin	57.1%	57.0%	49.1%	52.8%	47.9%
Operating income	$28,753	$28,259	$16,877	$54,981	$55,881
Operating margin	12.7%	13.0%	11.2%	6.6%	10.8%
Net income	$42,085	$30,602	$6,560	$54,447	$59,038
Diluted earnings per share	$0.49	$0.35	$0.08	$0.63	$0.72

Selected Non-GAAP Financial Measures
Gross profit	$130,223	$123,682	$74,350	$469,262	$248,473
Gross margin	57.3%	57.1%	49.2%	56.1%	47.9%
Operating income	$59,727	$56,842	$33,473	$211,982	$110,881
Operating margin	26.3%	26.2%	22.1%	25.4%	21.4%
Net income	$45,561	$42,041	$28,790	$157,109	$92,834
Diluted earnings per share	$0.53	$0.49	$0.35	$1.83	$1.14

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (1) to (8) below.

MICROSEMI CORPORATION

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures

to Comparable GAAP Financial Measures

(Unaudited, in thousands except for per share amounts)

	Quarter Ended			Fiscal Year Ended
	Oct. 2, 2011	July 3, 2011	Oct. 3, 2010	Oct. 2, 2011	Oct. 3, 2010

GAAP gross profit	$129,875	$123,631	$74,170	$441,171	$248,211
Inventory write-offs due to realignment activities (1)	—	—	—	16,606	—
Remediation and impairment of fixed assets (1)	—	—	—	5,592	—
Manufacturing profit in acquired inventory (2)	348	51	180	5,893	262
Non-GAAP gross profit	$130,223	$123,682	$74,350	$469,262	$248,473

GAAP operating income	$28,753	$28,259	$16,877	$54,981	$55,881
Inventory write-offsdue to realignment activities (1)	—	—	—	16,606	—
Remediation and impairment of fixed assets (1)	—	—	—	5,592	—
Manufacturing profit in acquired inventory (2)	348	51	180	5,893	262
Restructuring and other special charges (1)	2,511	2,678	1,078	26,116	3,088
Amortization of intangible assets (3)	17,642	16,766	6,481	62,425	20,165
Stock based compensation (4)	7,300	6,776	6,341	28,465	25,277
Exceptional legal matters (5)	37	12	112	133	1,416
Acquisition costs (6)	3,136	2,300	2,404	11,771	4,792
Non-GAAP operating income	$59,727	$56,842	$33,473	$211,982	$110,881

GAAP net income	$42,085	$30,602	$6,560	$54,447	$59,038
Inventory write-offsdue to realignment activities (1)	—	—	—	16,606	—
Remediation and impairment of fixed assets (1)	—	—	—	5,592	—
Manufacturing profit in acquired inventory (2)	348	51	180	5,893	262
Restructuring and other special charges (1)	2,581	2,678	1,078	26,186	3,088
Amortization of intangible assets (3)	17,642	16,766	6,481	62,425	20,165
Stock based compensation (4)	7,300	6,776	6,341	28,465	25,277
Exceptional legal matters (5)	37	12	112	133	1,416
Acquisition costs (6)	3,136	2,300	2,661	11,771	5,049
Gain on facility sale (1)	—	(2,011)	—	(2,011)	—
Credit facility issuance and refinancing costs (7)	—	—	—	14,218	—
Fair value change in debt and derivative instruments (7)	2,046	(3,139)	—	3,192	—
Income tax effect on non-GAAP adjustments (8)	(29,614)	(11,994)	5,377	(69,808)	(21,461)
Non-GAAP net income	$45,561	$42,041	$28,790	$157,109	$92,834

GAAP diluted earnings per share	$0.49	$0.35	$0.08	$0.63	$0.72
Effect of non-GAAP adjustments on diluted earnings per share	0.04	0.14	0.27	1.20	0.42
Non-GAAP diluted earnings per share	$0.53	$0.49	$0.35	$1.83	$1.14

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	85,951	86,208	82,671	85,747	81,541

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (1) – (8) below.

MICROSEMI CORPORATION

Summary of Schedule Reconciling Selected Non-GAAP Financial Measures

to Comparable GAAP Financial Measures

Quarter Ended October 2, 2011

(Unaudited, in thousands except for per share amounts)

	GAAP	Non-GAAP Adjustments	Non-GAAP

Net sales	$227,291	$—	$227,291
Gross profit	$129,875	$348	$130,223
Operating expense	$101,122	$(30,626)	$70,496
Operating income	$28,753	$30,974	$59,727
Interest and other income (expense), net	$(6,617)	$2,116	$(4,501)
Income before income taxes	$22,136	$33,090	$55,226
Provision (benefit) for income taxes	$(19,949)	$29,614	$9,665
Net income	$42,085	$3,476	$45,561
Diluted earnings per share	$0.49	$0.04	$0.53

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (1) – (8) below.

MICROSEMI CORPORATION Consolidated Condensed Income and Operating Cash Flow (Unaudited, in thousands, except per share amounts)

	Quarter Ended			Fiscal Year Ended
	Oct. 2, 2011	July 3, 2011	Oct. 3, 2010	Oct. 2, 2011	Oct. 3, 2010

NET SALES	$227,291	$216,722	$151,201	$835,854	$518,268
Cost of sales	97,416	93,091	77,031	394,683	270,057

GROSS PROFIT	129,875	123,631	74,170	441,171	248,211

Operating expenses:
Selling, general and administrative	46,091	46,096	31,277	175,758	109,871
Research and development	32,443	29,559	16,694	114,155	55,395
Amortization of intangible assets	17,642	16,766	6,481	62,425	20,165
Acquisition costs	3,136	2,300	2,404	11,771	4,792
Restructuring charges	1,810	651	437	22,081	2,107

Total operating expenses	101,122	95,372	57,293	386,190	192,330

OPERATING INCOME	28,753	28,259	16,877	54,981	55,881

Interest and other income (expense), net	(6,617)	533	(370)	(32,932)	(850)

INCOME BEFORE INCOME TAXES	22,136	28,792	16,507	22,049	55,031

Provision (benefit) for income taxes	(19,949)	(1,810)	9,947	(32,398)	(4,007)

NET INCOME	$42,085	$30,602	$6,560	$54,447	$59,038

Earnings per share
Basic	$0.50	$0.36	$0.08	$0.65	$0.73
Diluted	$0.49	$0.35	$0.08	$0.63	$0.72

Common and common equivalent shares outstanding:
Basic	84,448	84,263	81,812	83,916	80,797
Diluted	85,951	86,208	82,671	85,747	81,541

OPERATING CASH FLOW	$52,220	$59,277	$25,128	$139,233	$107,611
Acquisition related adjustments	2,287	5,602	—	58,487	2,800
OPERATING CASH FLOW (ADJUSTED)	$54,507	$64,879	$25,128	$197,720	$110,411
Capital expenditures	(6,459)	(7,140)	(6,877)	(25,826)	(16,224)
FREE CASH FLOW (ADJUSTED)	$48,048	$57,739	$18,251	$171,894	$94,187

MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)
	October 2, 2011	October 3, 2010
ASSETS

Current assets:
Cash and cash equivalents	$266,631	$199,950
Accounts receivable, net	110,908	78,722
Inventories	140,827	126,151
Other current assets	56,788	27,346
Total current assets	575,154	432,169
Non-current assets	992,160	447,717

TOTAL ASSETS	$1,567,314	$879,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$153,584	$71,323
Long-term amounts on credit facility	357,384	—
Other long-term liabilities	165,510	42,120
Stockholders' equity	890,836	766,443

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,567,314	$879,886

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below.  Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(1)

Restructuring activities involve the closure, sale and consolidation of certain of our manufacturing and other facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations.  Remediation and impairment of fixed assets relate to facility closure costs.  Inventory write-offs due to realignment activities relate to the exiting of products that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure.  Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Gain on facilities sale relates to proceeds received on the sale of a closed facility.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(2)

Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value.  As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit.  The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross profit between periods.  In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross profit as it does not reflect continuing operations of acquired operations.

(3)

While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(4)

Stock based compensation has been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(5)

Amounts have related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs.  Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(6)

Under relevant accounting guidance, acquisition costs for business combinations are expensed as incurred rather than capitalized into the purchase price of an acquisition.  These costs have been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(7)

We elected the fair value option in accounting for term loan balances outstanding under our credit facility and changes in fair value of the loan balances and related interest rate swap agreements are reflected as adjustments to the income statement.  Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results.  Upon election of the fair value option, up front debt issuance costs are immediately recognized as an expense.  We also entered into a foreign currency forward near the end of the fourth quarter of fiscal year 2011 to minimize exposure to USD/CAD exchange rates in conjunction with the acquisition of Zarlink Semiconductor, Inc., which we are required to fair value.  Management excludes these gains and losses from internal measurements and in evaluating current performance.

(8)

The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets.  These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

Source: Microsemi Corporation

CONTACT: FINANCIAL, John W. Hohener, Executive Vice President and Chief Financial Officer, or INVESTORS, Robert C. Adams, Vice President of Corporate Development, both at +1-949-380-6100